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                                 EXHIBIT 10.47
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                    FIRST AMENDMENT TO CONSULTING AGREEMENT
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          This FIRST AMENDMENT TO CONSULTING AGREEMENT (the "First Amendment")
is made and entered into as of the 5th day of January, 1998, by and between HENRY LEE COMPANY, a Florida corporation (the "Company"), and STERNLIEB CONSULTING, INC., a Florida corporation ("SCI").

     A. The Company and SCI entered into a Consulting Agreement dated as of November 8, 1994 (the "Agreement"), whereby SCI agreed to provide the services of Henry Sternlieb ("Consultant"), under contract to SCI, as a consultant to the Company.

     B. The parties wish to amend the Agreement on the terms and conditions set forth in this First Amendment.

     Accordingly, in consideration of the mutual covenants set forth below, the parties agree as follows:

     1. Section 3.1 of the Agreement is hereby amended to read in its entirety as follows:

          "3.1  Compensation.    As the total consideration for the services and
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obligations which SCI performs and observes hereunder, SCI shall receive a fee of Twelve Thousand Five Thousand and No/100 Dollars ($12,500.00) per quarter, payable on the last day of each calendar quarter."

     2. Section 3.2 of the Agreement is hereby amended to read in its entirety as follows:

          "3.2  Reimbursement of Expenses.  Commencing as of January 3, 1998 the
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Company will be responsible for reimbursing only those reasonable and necessary travel and entertainment expenses directly associated with the performance of Consultant's duties under the Agreement, including but not limited to the following: gasoline, mileage, cellular phone charges and other such expenses to be reimbursed subject to approval by the Company according to its existing policy for similar expenses as it may be amended from time to time. Any excess mileage or other charges assessed upon disposition of any leased automobiles currently in use by Consultant shall be allocated 26/36ths to the Company and 10/36ths to Consultant. All other expenses, including but not limited to, car lease payments, country club dues and other such expenses will be for the account of Consultant. Reimbursements will be made on a quarterly basis payable on the last day of each calendar quarter commencing March 31, 1998 and ending on December 31, 1998, assuming submission of required documentation in accordance with current Company procedures for requesting reimbursement. The Company will continue to provide health and automobile insurance for Consultant through December 31, 1999, but Consultant shall reimburse the Company in full for the actual cost of such insurance coverage for Consultant."

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     3.  Section 5.7 of the Agreement is hereby amended to read in its entirety as follows:

          "5.7  Notices.  Any notice or other communication required or
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permitted hereunder shall be in writing, and shall be deemed to have been given if personally delivered, or delivered by facsimile transmission, or actually delivered (as evidenced by appropriate receipt) by overnight courier, or 72 hours after being placed in the United States mail, registered or certified-return receipt requested, postage prepaid, addressed as follows:

          If to SCI:         Sternlieb Consulting, Inc.
                             c/o Mr. Henry Sternlieb
                             6608 Maynada Street
                             Coral Gables, FL 33146

          With a copy  to:   Greenberg, Traurig, Hoffman, Lipoff, Rosen &
                             Quentel, P.C.
                             515 East Las Olas Boulevard
                             Fort Lauderdale, FL 33301
                             Attn:  C. Deryl Couch, Esq.
                             Phone:  (954) 768-8202
                             Fax: (954) 765-1477

          If to the Company: Henry Lee Company
                             4700 South Boyle Avenue
                             Los Angeles, CA 90058
                             Attn:  Mr. Martin A. Lynch
                             Phone:  (213) 589-9720
                             Fax:    (213) 589-2074

          With a copy to:    Smart & Final Inc.
                             4700 South Boyle Avenue
                             Los Angeles, CA 90058
                             Attn:  Donald G. Alvarado, Esq.
                             Phone:  (213) 589-9726
                             Fax:    (213) 589-0415

     4. All capitalized terms not defined herein shall have the same meaning as set forth in the Agreement. Except as amended herein all other terms and conditions of the Agreement shall remain in full force and effect.

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IN WITNESS WHEREOF, the parties have executed this First Amendment as of the date first written above.


THE COMPANY:                       SCI:

HENRY LEE COMPANY,                 STERNLIEB CONSULTING, INC.,
a Florida corporation              a Florida corporation


By:/s/ Michael Primrose            By:/s/ Henry Sternlieb
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Its: President                     Its:President
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By:/s/ Donald G. Alvarado
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Its: Secretary
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